EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders
Cornerstone Realty Income Trust, Inc.

     We have audited the accompanying consolidated balance sheets of Cornerstone Realty Income Trust, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cornerstone Realty Income Trust, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/ ERNST & YOUNG LLP

Richmond, Virginia
February 10, 2004

CORNERSTONE REALTY INCOME TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
	(In thousands, except per
	share dollar)
ASSETS
Investment in rental property:
Land	$160,192	$149,133
Buildings and property improvements	1,103,043	960,735
Furniture and fixtures and other	38,735	34,139
Real estate under development	5,450	1,635
Assets available for sale, net	—	13,185

	1,307,420	1,158,827
Less accumulated depreciation	(224,535)	(172,978)

	1,082,885	985,849
Cash and cash equivalents	1,393	1,380
Prepaid expenses	5,334	4,636
Deferred financing costs, net	5,924	4,519
Investment in real estate joint ventures	2,649	—
Other assets	26,257	18,463

Total Assets	$1,124,442	$1,014,847

LIABILITIES and SHAREHOLDERS’ EQUITY
Liabilities
Notes payable-unsecured	$—	$77,913
Notes payable-secured	801,754	604,446
Distributions payable	76	76
Accounts payable and accrued expenses	14,950	12,953
Rents received in advance	884	606
Tenant security deposits	1,889	1,574

Total Liabilities	819,553	697,568
Minority interest of unit holders in operating partnership	18,884	30,205
Shareholders’ equity
Preferred stock, no par value, authorized 25,000 shares; $25 liquidation preference, Series A Cumulative Convertible Redeemable; issued and outstanding 127 shares	2,680	2,680
Common stock, no par value, authorized 100,000 shares; issued and outstanding 55,534 and 48,361 shares, respectively	538,969	487,303
Deferred compensation	(456)	(638)
Distributions greater than net income	(255,188)	(202,271)

Total Shareholders’ Equity	286,005	287,074

Total Liabilities and Shareholders’ Equity	$1,124,442	$1,014,847

See accompanying notes to consolidated financial statements.

CORNERSTONE REALTY INCOME TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2003	2002	2001
	(In thousands, except per share data)
REVENUE:
Rental income	$163,059	$153,295	$142,353
Other property income	8,593	6,571	7,360

Total revenues	171,652	159,866	149,713
EXPENSES:
Property and maintenance	50,930	44,907	38,716
Taxes and insurance	23,550	20,727	17,861
Property management	4,102	3,798	3,049
General and administrative	3,824	3,904	3,309
Depreciation and amortization of real estate assets	52,794	45,157	39,093
Other depreciation	23	24	26
Other	239	251	87

Total expenses	135,462	118,768	102,141
Income before interest income (expense)	36,190	41,098	47,572
Interest income	274	31	497
Interest expense	(45,896)	(41,684)	(30,952)

Income before gains on sales of investments and minority interest of unit holders in operating partnership	(9,432)	(555)	17,117
Minority interest of unit holders in operating partnership	262	36	(7)

Net (loss) income from continuing operations	(9,170)	(519)	17,110
Discontinued operations
(Loss) income from discontinued operations	(15)	739	880
Gain on sales of investments	1,887	—	—

Net (loss) income	(7,298)	220	17,990
Distributions to preferred shareholders	(303)	(303)	(7,698)
Excess consideration paid over book value to preferred shareholders	—	—	(27,492)

Net loss available to common shareholders	$(7,601)	$(83)	$(17,200)

Net loss per common share-basic and diluted from continuing operations	$(0.18)	$(0.02)	$(0.42)
Net income per common share-basic and diluted from discontinued operations	$0.04	$0.02	$0.02

Net (loss) income per common share-basic and diluted	$(0.14)	$—	$(0.40)

See accompanying notes to consolidated financial statements.

	Common Stock		Preferred Stock			Distributions (Greater)	Total
	Number of		Number of		Deferred	Than	Shareholders’
	Shares	Amount	Shares	Amount	Compensation	Net Income	Equity
			(In thousands, except per share data)
Balance at December 31, 2000	34,926	$342,455	12,627	$265,194	$(47)	$(85,600)	$522,002
Net income	—	—	—	—	—	17,990	17,990
Cash distributions declared to common shareholders ($1.12 per share)	—	—	—	—	—	(45,905)	(45,905)
Cash distributions for Series A Convertible Preferred Shares	—	—	—	—	—	(7,317)	(7,317)
Imputed distributions on Series A Convertible Preferred Shares	—	—	—	381	—	(381)	—
Exercise of stock options	172	1,815	—	—	—	—	1,815
Purchase of common stock	(1,356)	(14,710)	—	—	—	—	(14,710)
Preferred stock converted to common stock	30	479	(19)	(479)	—	—	—
Issuance of common shares through conversion of Series A Convertible Preferred Shares into common stock	13,222	143,325	(12,480)	(262,401)	—	—	(119,076)
Excess consideration paid over book value for preferred stock redemption	—	—	—	—	—	(27,492)	(27,492)
Restricted stock grants	65	697	—	—	(697)	—	—
Amortization of deferred compensation	—	—	—	—	59	—	59
Shares issued through dividend reinvestment plan	606	6,468	—	—	—	—	6,468

Balance at December 31, 2001	47,665	480,529	128	2,695	(685)	(148,705)	333,834
Net income	—	—	—	—	—	220	220
Cash distributions declared to common shareholders ($1.12 per share)	—	—	—	—	—	(53,482)	(53,482)
Cash distributions for Series A Convertible Preferred Stock	—	—	—	—	—	(304)	(304)
Exercise of stock options	18	179	—	—	—	—	179
Purchase of common stock	(36)	(367)	—	—	—	—	(367)
Preferred stock converted to common stock	1	15	(1)	(15)	—	—	—
Restricted stock grants	17	190	—	—	(190)	—	—
Amortization of deferred compensation	—	—	—	—	237	—	237
Shares issued through dividend reinvestment plan	696	6,757	—	—	—	—	6,757

Balance at December 31, 2002	48,361	487,303	127	2,680	(638)	(202,271)	287,074
Net loss	—	—	—	—	—	(7,298)	(7,298)
Cash distributions declared to common shareholders ($.88 per share)	—	—	—	—	—	(45,316)	(45,316)
Cash distributions for Series A Convertible Preferred Shares	—	—	—	—	—	(303)	(303)
Purchase of common stock	(26)	(190)	—	—	—	—	(190)
Issuance of common shares in connection with the acquisition of Merry Land Properties, Inc.	4,993	36,147	—	—	—	—	36,147
Issuance of Series B Convertible Preferred Shares	—	—	605	3,922	—	—	3,922
Issuance of common shares through conversion of Series B Convertible Preferred Shares	605	3,922	(605)	(3,922)	—	—	—
Conversion of minority interest of unit holders in operating partnership	887	6,326	—	—	—	—	6,326
Restricted stock grants	4	33	—	—	(33)	—	—
Amortization of deferred compensation	—	—	—	—	215	—	215
Shares issued through dividend reinvestment plan	710	5,428	—	—	—	—	5,428

Balance at December 31, 2003	55,534	$538,969	127	$2,680	$(456)	$(255,188)	$286,005

See accompanying notes to consolidated financial statements.

	Years Ended December 31,
	2003	2002	2001
	(In thousands)
Cash flow from operating activities:
Net (loss) income	$(7,298)	$220	$17,990
Adjustments to reconcile net income to net cash provided by operating activities
Gain on sales of rental property	(1,887)	—	—
Depreciation and amortization	52,956	46,045	40,025
Minority interest of unit holders in operating partnership	(262)	(36)	7
Amortization of deferred compensation	182	237	59
Amortization of deferred financing costs	1,320	835	735
Amortization of mortgage notes payable premium	(2,161)	(357)	(258)
Changes in operating assets and liabilities:
Operating assets	(1,229)	888	(8,376)
Operating liabilities	57	(1,017)	1,654

Net cash provided by operating activities	41,678	46,815	51,836
Cash flow from investing activities:
Acquisitions of rental property, net of debt assumed	(4,129)	(20,100)	(58,471)
Development of real estate assets	(737)	(1,272)	(1,618)
Major renovations	(2,732)	(3,868)	(2,422)
Capital improvements	(13,691)	(12,215)	(17,060)
Net funding of real estate reserve for replacement	(1,613)	984	(1,010)
Proceeds from sale of land	—	—	785
Net proceeds from the sale of rental property	15,018	—	—

Net cash used in investing activities	(7,884)	(36,471)	(79,796)
Cash flow from financing activities:
Proceeds (repayments) from/of short-term borrowings, net	(77,913)	22,913	41,790
Proceeds (repayments) from/borrowings on secured line of credit, net	13,604	—	—
Proceeds from secured notes payable	102,883	12,600	206,920
Repayment of secured notes payable	(27,535)	(3,397)	(1,067)
Payment of financing costs	(2,726)	(562)	(1,924)
Shares issued through dividend reinvestment plan and exercise of stock options	5,400	6,936	8,283
Purchase of common stock	(190)	(367)	(14,710)
Cash payment for conversion of Series A Convertible Preferred Shares into common stock	—	—	(143,785)
Payment of costs associated with the conversion of Series A Convertible Preferred Shares into common stock	—	—	(2,783)
Cash distributions to operating partnership unit holders	(1,685)	(1,957)	—
Cash distributions paid to preferred shareholders	(303)	(304)	(14,344)
Cash distributions paid to common shareholders	(45,316)	(53,482)	(45,905)

Net cash (used in) provided by financing activities	(33,781)	(17,620)	32,475
Increase (decrease) in cash and cash equivalents	13	(7,276)	4,515
Cash and cash equivalents, beginning of year	1,380	8,656	4,141

Cash and cash equivalents, end of year	$1,393	$1,380	$8,656

Supplemental information:
Cash paid for interest	$46,209	$40,714	$28,294
Non-cash transactions:
Acquisition
Real estate assets acquired	147,437	26,019	—
Assumption of mortgage notes	90,568	16,000	103,123
Operating assets acquired	9,048	—	912
Operating liabilities acquired	2,538	—	1,305
Fair value adjustment on mortgage notes	19,950	—	458
Issuance of common stock	36,285	—	—
Issuance of preferred stock	3,930	—	—
Issuance of operating partnership units	—	10,019	22,179
Conversion of operating partnership unit into common stock	6,326	—	—
Issuance of common stock for preferred stock	—	—	143,325
Capital leases	118	1,148	—

See accompanying notes to consolidated financial statements.

Note 1 General Information and Summary of Significant Accounting Policies

Business

     Cornerstone Realty Income Trust, Inc. (together with its subsidiaries, the “company”), a Virginia corporation, is an owner-operator of one business segment consisting of residential apartment communities in the southern regions of the United States. As of December 31, 2003, the company, as a general partner, has approximately an 84% interest in Cornerstone NC Operating Limited Partnership.

     All significant intercompany accounts and transactions have been eliminated in consolidation. The company’s common stock trades on the New York Stock Exchange under the ticker symbol “TCR.”

Cash and Cash Equivalents

     Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value.

Investment in Rental Property

     The investment in rental property is recorded at cost, net of depreciation. The company records impairment losses on rental property used in operations if indicators of impairment are present and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

     Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized. The company capitalizes expenditures related to acquiring new assets, materially enhancing the value of an existing asset or substantially extending the useful life of an existing asset. The company’s capital expenditures include floor coverings, HVAC equipment, roofs, appliances, siding, exterior painting, parking lots, interior upgrades, gating and access systems. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 27.5 years for buildings, range from 10 to 27.5 years for major improvements and range from three to seven years for furniture and fixtures.

Development

     Development projects and related carrying costs are capitalized. The costs of development projects include interest, real estate taxes, insurance and certain internal development and related overhead costs directly related to the apartment community under development. Interest is capitalized to development projects based upon the weighted average cumulative project costs for each period multiplied by the company’s borrowing costs on its line of credit, expressed as a percentage. The internal development and related overhead costs are capitalized to the development projects based upon the effort identifiable with such projects. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and reflected on the balance sheet as real estate under development. The company ceases the capitalization of such costs as the apartment homes become substantially complete and available for occupancy.

Income Recognition

     Rental income, interest, and other income are recorded on an accrual basis. Rental concessions are recognized on a straight-line basis over the terms of the respective leases. The company’s apartment communities are leased under lease agreements that, typically, have terms that do not exceed one year. Deferred rental concessions were $1.0 million and $1.1 million at December 31, 2003 and 2002, respectively.

Deferred Financing and Lease Origination Costs

     Deferred financing costs consist of loan fees and related expenses which are amortized on a straight-line basis that approximates the effective interest method over the terms of the related notes. Accumulated amortization of deferred financing costs totaled $2.2 million and $1.8 million in 2003 and 2002, respectively.

     The company defers direct costs incurred to originate a lease and amortizes the costs over the life of the lease which on an average is one year. Deferred lease origination costs were $1.0 and $1.1 million at December 31, 2003 and 2002, respectively.

Stock Incentive Plans

     The company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees” (APB No. 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 7, the alternative fair value accounting provided for under Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) requires use of option valuation models that were not developed for use in valuing employee stock options.

     Under APB No. 25, because the exercise price of the company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The company granted 69,550, 57,612 and 52,395 options to purchase shares during the years ended December 31, 2003, 2002 and 2001, respectively. The company’s options to purchase shares are exercisable after six months after the date of grant, therefore the compensation expense would occur in the period granted. The following information about stock-based employee compensation costs reconciles the difference of accounting for employee stock based compensation under the intrinsic value method of APB No. 25 and related interpretations and the fair value method prescribed under SFAS No. 123 (in thousands):

	2003	2002	2001
Net (loss) income, as reported	$(7,298)	$220	$17,990
Add: Stock-based employee compensation expense included in reported net income	215	237	59
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards	(219)	(239)	(60)

Pro forma net (loss) income as if the fair value method had been applied to all option grants	$(7,302)	$218	$17,989

Earnings per common share
Basic-as reported	$(0.14)	$—	$(0.40)
Basic-pro forma	$(0.14)	$—	$(0.40)
Diluted-as reported	$(0.14)	$—	$(0.40)
Diluted-pro forma	$(0.14)	$—	$(0.40)

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003, 2002, and 2001:

	2003	2002	2001
Risk-free interest	3.5%	4.0%	5.0%
Dividend yields	10.6	7.4%	9.0%
Volatility factors	160	162	142
Weighted-average expected life (years)	10	10	10

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Advertising Costs

     Costs incurred for the production and distribution of advertising are expensed as incurred. Amounts expensed during 2003, 2002, and 2001 were $2.2 million, $2.0 million, and $1.8 million, respectively. These amounts are included in property and maintenance expenses in the consolidated statements of operations.

Earnings Per Common Share

     Basic and diluted earnings per common share are calculated in accordance with FASB Statement No. 128 “Earnings Per Share.” Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per common share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. The Series A Convertible Preferred Shares and operating partnership units are not included in dilutive earnings per share calculations since the impact is not dilutive.

Minority Interest in Operating Partnership

     Interest in the Cornerstone NC Operating Limited Partnership held by a limited partner is represented by operating partnership units (“OP Units”), as discussed in Note 6 below. The operating partnership’s income is allocated to holders of OP Units based upon net income available to common shareholders and the weighted average number of OP Units outstanding to weighted average common shares outstanding plus OP Units outstanding during the period. OP Units can be exchanged for cash or common shares on a one-for-one basis, at the company’s option. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the partnership agreement. OP Units as a percentage of total OP Units and shares outstanding were 3.2% and 4.7% at December 31, 2003 and 2002, respectively.

Income Taxes

     The company is operated as, and annually elects to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a real estate investment trust that complies with the provisions of the Code and distributes at least 90% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes. The company is subject to various state, local, excise and franchise taxes.

     The company created a C-corporation which elected the taxable REIT subsidiary (“TRS”) status for financing purposes for one apartment community. The TRS is subject to federal, state and local income taxes. For the year ended December 31, 2003, the impact of this TRS’s income taxes and related tax attributes were not material to the accompanying consolidated financial statements.

     The differences between net income available to common shareholders for financial reporting purposes and taxable income before dividend deductions, as well as differences between the tax basis and financial reporting basis of the company’s assets, relate primarily to temporary differences, principally real estate depreciation, tax deferral of certain gain on property sales and tax free mergers and acquisitions. The temporary differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.

     For federal income tax purposes, distributions paid to common shareholders consist of ordinary income, capital gains, return of capital or a combination thereof. For the three years ended December 31, 2003, distributions paid per common share were classified as follows (unaudited):

	2003	2002	2001
Ordinary income	$.05	$.33	$.76
Long-term capital gain	.02	—	—
Return of capital	.81	.79	.36

	$.88	$1.12	$1.12

     In 2003, 2002 and 2001, of the total preferred distribution, 100% was taxable as ordinary income.

Use of Estimates

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Comprehensive Income

     On January 1, 1998, the company adopted SFAS No. 130, “Reporting Comprehensive Income.” The company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

Reclassification

     Certain previously reported amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

     In January 2003, the FASB issued Interpretation 46, “Consolidation of Variable Interest Entities.” (“FIN 46”) which was revised in December 2003, and is effective immediately for all transactions entered into with variable interest entities before February 2003. The provisions of FIN 46 must be applied to all remaining entities subject to the Interpretation from the beginning of the first quarter of 2004. This statement defines the identification process of variable interest entities and how an entity assesses its interest in a variable interest entity to decide whether to consolidate that entity. The company has formed wholly-owned subsidiaries for financing purposes and such financing is reflected in the consolidated financial statements. Currently, the company does not anticipate this Statement having a material impact on its consolidated financial statements.

     At the July 31, 2003 Emerging Issues Task Force meeting, the SEC Observer clarified the application of Topic D-42 related to preferred stock issuance costs. According to the clarification, all preferred stock issuance costs, regardless of where in the stockholders’ equity section the costs were initially recorded, should be charged to income available to common shareholders for the purpose of calculating earnings per share at the time the preferred stock is redeemed. The SEC Observer indicated that preferred stock issuance costs not previously charged to income available to common shareholders should be reflected retroactively in financial statements for reporting periods ending after September 15, 2003 by restating the financial statements of prior periods on an as filed basis. The company has included these costs in determination of the excess of consideration paid over book value to preferred shareholders in the 2001 consolidated statement of operations, and therefore, no adjustment was required.

Note 2 Acquisition, Disposition, and Development

Acquisitions

     On May 28, 2003, the company completed the acquisition of Merry Land Properties, Inc. (“Merry Land”), which owned nine apartment communities containing 1,966 apartment homes, interests in two real estate joint ventures, two parcels of undeveloped land that the company plans to develop into additional apartment homes, and a third party property management business. The acquisition was structured as a merger of Merry Land into a wholly owned qualified REIT subsidiary of the company. The merger qualified as a tax-free reorganization and was accounted for under the purchase method of accounting. The company used various valuation methods to allocate the purchase price between land, buildings and improvements, equipment, identified intangible assets of in-place leases and debt assumed. The purchase price was $159.1 million, which includes the issuance of equity, assumption of debt and the fair value adjustment to debt, and direct costs of the acquisition. Under the terms of the merger agreement, each Merry Land shareholder received 1.818 of the company’s common shares and 0.220 of the company’s Series B convertible preferred shares. A total of 5.0 million common shares and 0.6 million of the company’s Series B convertible preferred shares were issued as a result of the merger. The Series B convertible preferred shares met the conversion conditions and were converted to common shares on October 1, 2003. In addition, the company assumed approximately $90.6 million of Merry Land’s debt with a fair value of $110.5 million at the date of assumption. No goodwill was recorded as a result of this transaction. The company allocated a portion of the Merry Land purchase price to an intangible asset based on a valuation of in-place leases at the time of the merger in the amount of $1.1 million. The company recorded $0.9 million of amortization of the net intangibles in 2003.

Development

     The company has three development projects, two of which were assumed with the Merry Land merger in the amount of $2.2 million. Capitalized interest, real estate taxes, insurance and other costs aggregated approximately $0.1 million and $75,218 during 2003 and 2002, respectively. Land associated with construction in progress was $5.4 million and $1.6 million as of December 31, 2003 and 2002, respectively.

Disposition of Investments

     During the first quarter of 2003, the company closed on the sale of two apartment communities containing a total of 395 apartment homes for a total of $15.9 million and recognized a gain of $1.9 million. As a result of the sales, the company’s financial statements have been prepared with these two apartment communities’ results of operations and the gain from sale isolated and shown as “discontinued operations.” All historical statements presented have been restated to conform to this presentation in accordance with SFAS No. 144.

     The components of income from operations related to discontinued operations for the years ended December 31, 2003, 2002 and 2001 are shown below. These include the results of operations through the date of sale for the year ended December 31, 2003 and a full period of operations for the year ended December 31, 2002 and 2001 (dollars in thousands):

	2003	2002	2001
Rental and other property income	$363	$2,853	$2,955
Expenses:
Property and maintenance	158	851	788
Taxes and insurance	58	398	381
Depreciation of real estate assets	162	865	906
Depreciation of real estate assets
Total expenses	378	2,114	2,075
Depreciation of real estate assets
Net income (loss)	(15)	739	880
Gain on sales of investments	1,887	—	—
Depreciation of real estate assets
Income from discontinued operations	$1,872	$739	$880
Depreciation of real estate assets

     The company had no assets that qualified as held for disposition as defined by SFAS No. 144 at December 31, 2003.

Note 3 Investment in Rental Property

     At December 31, 2003, the company’s three largest markets comprised 51% of its real estate owned, at cost. The following is a summary of rental property owned at December 31, 2003 (in thousands):

	Initial
	Acquisition	Carrying	Accumulated
Market	Cost *	Cost	Depreciation	Encumbrances**
Dallas/Fort Worth, TX	$288,067	$318,074	$54,857	$187,937
Charlotte, NC	163,459	189,974	34,869	53,866
Raleigh/Durham, NC	133,965	150,384	29,413	79,827

	Initial
	Acquisition	Carrying	Accumulated
Market	Cost *	Cost	Depreciation	Encumbrances**
Atlanta, GA	96,280	119,158	21,473	51,846
Richmond, VA	89,223	102,383	18,226	71,512
Charleston, SC	87,986	96,361	9,054	48,788
Savannah, GA	79,243	80,021	1,859	60,638
Virginia Beach, VA	28,084	39,790	14,327	34,684
Other (10 markets)	178,153	205,825	40,457	125,552

	1,144,460	1,301,970	224,535	801,754
Real estate under development	5,450	5,450	—	—

	$1,149,910	$1,307,420	$224,535	$801,754

*	Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition.

**	The total includes $87.1 million of debt secured by 17 apartment communities which is not allocated among the individual apartment communities.

     The following is a reconciliation of the carrying amount of real estate owned (in thousands):

	2003	2002	2001
Balance at January 1,	$1,158,827	$1,070,867	$866,841
Real estate purchased	140,875	71,119	184,596
Sale of assets held for sale, net	(12,993)	(1,662)	(885)
Capital lease additions	118	1,148	—
Development of real estate assets	4,170	1,272	1,618
Sale of land	—	—	(785)
Capital improvements	16,423	16,083	19,482

Balance at December 31,	$1,307,420	$1,158,827	$1,070,867

     The following is a reconciliation of accumulated depreciation (in thousands):

	2003	2002	2001
Balance at January 1,	$172,978	$128,653	$89,560
Depreciation expense	51,901	45,157	39,093
Disposal of assets	(344)	(832)	—

Balance at December 31,	$224,535	$172,978	$128,653

Note 4 Investment in Unconsolidated Real Estate Joint Ventures

     In connection with the Merry Land merger, the company acquired interest in two joint ventures. The company assumed a 35% interest in Merritt at Godley Station, LLC, an apartment community under development. The company does not control this asset and has accounted for its investment under the equity method of accounting. The investment in this joint venture was recorded at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The company also assumed a 10% interest in the Cypress Cove joint venture, which owns an apartment community. The company has accounted for its investment under the equity method. The company’s investment in joint ventures was $2.6 million at December 31, 2003.

Note 5 Notes Payable

Secured

     Secured borrowings outstanding at December 31, 2003 and 2002 were as follows (dollars in thousands):

			Effective
	Outstanding Principal		Interest Rate
			December 31,
	2003	2002	2003	Maturity Date
Fixed rate debt (a)	$5,728	—	3.09%	September 2007
	36,817	—	3.72%	July and August 2009
	51,881	—	3.94%	September 2011 and November 2041
	16,565	$16,731	6.98%	January 2012
	9,226	9,332	6.42%	November 2011
	70,151	71,172	6.75%	October 2004, May 2011
	8,333	8,417	7.10%	July 2011
	79,110	79,899	7.16%	July, August 2011
	15,276	15,442	6.83%	May 2011
	74,218	75,011	6.99%	April 2011
	141,000	141,000	7.35%	January 2011
	73,500	73,500	7.29%	October 2006
	21,551	29,506	6.48%	April 2004 through April 2007
	12,390	12,520	6.68%	April 2012

	615,746	532,530
Variable rate debt	—	15,084	2.64%	October 2005
	—	992	2.94%	October 2005
	14,753	14,906	2.62%	April 2005
	15,781	15,934	2.47%	September 2006
	15,000	—	3.14%	December 2005
	25,000	25,000	5.10%	January 2005
	13,604	—	2.75%	May 2005
	50,000	—	2.37%	July 2005
	51,870	—	1.94%	August 2008

	186,008	71,916
Total	$801,754	$604,446

(a)	Includes fair value premium adjustments aggregating $18.4 million in 2003 and $0.6 million in 2002 that were recorded in connection with assumption of above market rate debt in connection with the acquisition of apartment communities. These premiums are amortized into interest expense (which reduces interest expense) over the remaining term of the related indebtedness on the effective interest method.

     In connection with the Merry Land merger, the company assumed nine fixed or variable rate mortgage notes with an aggregate principal amount of $90.6 million. These mortgages were recorded at a fair value of $110.5 million at the date of assumption. The difference between the fair value and the principal amount is being amortized as an adjustment to interest expense over the term of the respective notes. The mortgage notes bear a weighted interest rate of 7.4% per annum and an effective weighted average interest rate of 3.2%, including the effect of the fair value adjustment. The fixed rate mortgage notes are payable in monthly installments, including principal and interest. The variable rate mortgage note requires payments of interest only. Prepayment penalties apply for early retirements on the fixed rate mortgage notes. Scheduled maturities are at various dates through September 2011 and one mortgage notes matures November 2041.

     During 2003, the company completed a plan of refinancing in which the company’s unsecured lines of credit were replaced with a combination of new secured lines of credit from a commercial bank and three additional secured financing transactions. The following summarizes the new financings:

•	On May 30, 2003, the company entered into a secured credit facility with a commercial bank. The credit facility provides up to a maximum of $50 million and replaced the $85 million unsecured line of credit. The secured credit facility is divided into two loans, a $40 million revolving credit facility and a $10 million “swingline” credit facility. This secured line of credit bears interest at LIBOR plus 1.575% and the maturity date is May 30, 2005. The credit facility requires quarterly payments of interest only and is secured by seven apartment communities. The company is obligated to pay lenders a quarterly commitment fee equal to .25% per annum of the unused portion of the credit facility. The secured credit facility agreement contains certain covenants which, among other things, require maintenance of certain financial ratios and includes restrictions on the company’s ability to make distributions to its shareholders over certain amounts. At December 31, 2003, the company was in compliance with this agreement. At December 31, 2003, the outstanding balance was $12.5 million on the credit facility and $1.1 million was outstanding on the “swingline” credit facility, which results in an unused credit facility capacity of $36 million at December 31, 2003.

•	On June 27, 2003, the company entered into a $50 million secured financing. The note bears interest at LIBOR plus 125 basis points (2.37% at December 31, 2003). The maturity date is July 9, 2005 with three one-year extension options. The note requires payments of interest only and is secured by five apartment communities. The note is prepayable after one year without penalty.

•	On July 17, 2003, the company entered into $38.5 million in secured financing which is represented by four promissory notes. The notes bear interest at the Discount Mortgage Backed Security index plus 82 basis points (1.94% at December 31, 2003), and the maturity date is August 1, 2008. These notes require payments of interest only and are secured by four apartment communities. The notes are prepayable after one year with 1% penalty.

•	On August 29, 2003, the company entered into $13.3 million in secured financing secured by one apartment community. The note bears interest at the Discount Mortgage Backed Security index plus 82 basis points (1.94% at December 31, 2003), and the maturity date is September 1, 2008. The notes requires payment of interest only. The note is prepayable after one year with 1% penalty.

     Proceeds from these financings repaid the outstanding balance of the company’s $85 million unsecured line of credit, described below, and repaid outstanding secured loans totaling approximately $23.3 million. The remainder of the proceeds from these financings were used for excess borrowing capacity, working capital needs and other corporate purposes.

     During 2002, the company entered into a $12.6 million fixed rate mortgage note which bears interest at 6.675% per annum. The mortgage note is payable in monthly installments, including principal and interest, and is secured by one apartment community. The company also entered into a $25 million variable rate mortgage note in conjunction with the acquisition of one apartment community. The note requires monthly payments of interest only. The company assumed $16 million in variable rate mortgage notes in conjunction with the acquisition of two apartment communities in 2002. The notes require monthly installments, including principal and interest, and are secured by the two apartment communities.

     The aggregate maturities of principal, including monthly installments of principal previously described, for secured debt for the five years subsequent to December 31, 2003 are as follows (in thousands):

Year	Amount
2004	$31,829
2005	131,411
2006	96,731
2007	14,794
2008	56,646
Thereafter	451,958

Year	Amount
783,369
Fair Value Adjustment of Assumed Debt	18,385

$801,754

     Estimated fair value is based on mortgage rates believed to be available to the company for the issuance of debt with similar terms and remaining lives. The fair value of the company’s fixed and variable rate secured debt at December 31, 2003 and 2002 was $886 million and $695 million, respectively.

Unsecured

     Upon completion of the financings described above, the company’s $85 million unsecured line of credit was repaid and terminated. At December 31, 2002, borrowings on the unsecured line of credit were $75 million.

     During May 2003, the company’s $7.5 million unsecured line of credit for general corporate purposes was replaced with a $10 million “swingline” secured revolving credit facility, described above. At December 31, 2002, borrowings on the $7.5 million line of credit were $2.9 million.

Capitalized Interest

     During 2003 and 2002, the company capitalized interest of $95,590 and $62,222, respectively. Overall, weighted-average interest rate incurred for all borrowings was 5.9% in 2003 and 6.5% in 2002.

Note 6 Operating Partnership and Shareholders’ Equity

Operating Partnership

     Effective October 1, 2001, State Street, LLC and State Street I, LLC, each a North Carolina limited liability company (collectively, the “Limited Partners”), and the company, as the sole general partner, formed Cornerstone NC Operating Limited Partnership, a Virginia limited partnership (the “Limited Partnership”). The company has approximately an 84% interest in the Limited Partnership. The Limited Partners are minority limited partners and are not otherwise related to the company. The Limited Partners contributed and agreed to contribute property to the Limited Partnership in exchange for preferred and non-preferred operating partnership units. Beginning October 1, 2002, the Limited Partners became able to elect to redeem a portion of the preferred operating partnership units. If the Limited Partners make the election, the company, at its option, will convert the preferred operating partnership units into either common shares of the company on a one-for-one basis or cash in an amount per unit equal to the closing price of a common share of the company on the exercise date (or other specified price if there is no closing price on that date), subject to anti-dilution adjustments.

     During the first quarter of 2003, a total of 887,125 preferred operating partnership units were converted into common shares on a one-to-one basis. During 2003, the remaining 319,715 non-preferred operating partnership units converted to preferred operating partnership units as certain lease-up and stabilization criteria were met. As of December 31, 2003, there were 1,807,145 preferred operating partnership units eligible for conversion into common shares on one-for-one basis or cash, at the company’s option.

Preferred Stock

     The company issued Series A Convertible Preferred Shares in July 1999. The company declared and paid total distributions of $2.3752 per share on the Series A Convertible Preferred Shares during 2003 and 2002. At December 31, 2003 and 2002, 127,380 preferred shares remained outstanding.

Common Stock

     During 2000, the company completed its $50 million common share repurchase program which was authorized by the Board of Directors in September 1999. The Board authorized the repurchase of up to an additional $50 million of the company’s common shares in September 2000. Pursuant to the additional authorization, the company has, as of December 31, 2003, repurchased 2.0 million common shares at an average price of $10.80 per share for a total cost of $21.3 million. For the year ended December 31, 2003, the company repurchased 26,550 common shares at an average price of $7.17 per share for a total cost of $0.2 million.

     In 1997, the company adopted a Dividend Reinvestment and Share Purchase Plan (as amended from time to time, “Plan”) which allows any recordholder to reinvest distributions without payment of any brokerage commissions or other fees. Of the total proceeds raised from common shares during the years ended December 31, 2003, 2002, and 2001, $5.4 million, $6.8 million, and $6.5 million, respectively, were provided through the reinvestment of distributions.

Note 7 Benefits Plans

Stock Incentive Plan

     Based on the outstanding shares, under the 1992 Incentive Plan, as amended, a maximum of 2.0 million options could be granted, at the discretion of the Board of Directors, to certain officers and key employees of the company. Under the Directors Plan, as amended, a maximum of 0.8 million options could be granted to the directors of the company. In 2003, the company granted 69,550 options to purchase shares under the Directors Plan.

     Both of the plans provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, options become exercisable at the date of grant. Generally the optionee has up to 10 years from the date of grant to exercise the options. The exercise prices of these options range from $7.41 to $12.125 per option. Activity in the company’s share option plans during the three years ended December 31, 2003 is summarized in the following table (in thousands, except per share data):

		2003		2002		2001
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Outstanding, beginning of year	1,749	$10.33	1,725	$10.32	1,916	$10.35
Granted	69	7.61	58	10.8	52	10.62
Exercised	—	—	(18)	10.05	(172)	10.55
Forfeited	—	—	(16)	11.65	(71)	10.76

Outstanding, end of year	1,818	10.23	1,749	$10.33	1,725	$10.32

Exercisable at end of year	1,818	10.23	1,749	$10.33	1,725	$10.32

Weighted-average fair value of options granted during the year		$0.06		$0.41		$0.19

     In 1999, Mr. Knight was granted options (“Award Options”) to purchase 348,771 of the company’s Common Shares at an exercise price of $10.125. If certain events occur, the exercise price will be $1.00 per common share for 180 days following the occurrence of those events. If such an event occurs, and Mr. Knight either elects not to, or otherwise fails to, exercise any exercisable Award Options, then the company must pay to Mr. Knight the difference between the exercise price and the value of the common shares that would be obtained upon exercise.

401(K) Savings Plan

     Eligible employees of the company participate in a contributory employee savings plan. Under the plan, the company may match a percentage of contributions made by eligible employees, such percentage to apply to a maximum of 3% of their annual salary. Contribution expenses under this plan for 2003, 2002 and 2001 were $116,889, $82,427, and $73,894, respectively.

Note 8 Related-Party Transactions

     During 2003, Mr. Glade M. Knight, the company’s Chairman and Chief Executive Officer, served as Chairman and Chief Executive Officer of three extended-stay hotel REITs, Apple Suites, Inc., Apple

Hospitality Two, Inc., and Apple Hospitality Five, Inc., and also owned companies which provided services to these entities. Apple Hospitality Two, Inc. acquired Apple Suites, Inc. in a merger transaction during the first quarter of 2003. During 2003 and 2002, the company provided real estate acquisition and offering-related and other services to these entities and received payment of approximately $0.2 million and $0.6 million, respectively.

Other Relationships

     Leslie A. Grandis, a director of the company, is also a partner in McGuireWoods LLP, which provides outside legal services to the company. During 2003 and 2002, the company paid $1.6 million and $0.9 million, respectively for services provided by McGuire Woods LLP.

Note 9 Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	2003	2002	2001
Numerator:
Net (loss) income available to common shareholders	$(7,601)	$(83)	$(17,200)
Numerator for basic and diluted earnings per share— income available to common stockholders after assumed conversion	$(7,601)	$(83)	$(17,200)
Denominator:
Denominator for basic earnings per share-weighted-average shares	52,643	48,068	43,450
Effect of dilutive securities:
Stock options	—	—	—

Denominator for diluted earnings per share-adjusted weighted-average shares and assumed conversions	52,643	48,068	43,450
Basic and diluted earnings per common share	$(0.14)	$0.00	$(0.40)

Note 10 Commitments

     The company has capital leases on certain equipment. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property which are expensed as incurred. The following is a summary of the future minimum payments subsequent to December 31, 2003 (in thousands):

Year	Amount
2004	$291
2005	306
2006	304
2007	197
2008	60
Thereafter	44

$1,202

     The company intends to purchase an apartment community subject to certain conditions which are expected to be met during the first quarter of 2004 and will be combined with an existing apartment community. The expected purchase price is $11.0 million.

     The company has three development projects, two of which were assumed with the Merry Land merger mentioned above and are to be completed during 2005. The company’s share of estimated future cash expenditures to complete these projects will be funded through advances on future construction loans.

Note 11 Quarterly Financial Data (Unaudited)

     The following is a summary of quarterly results of operations for the years ended December 31, 2003 and 2002 (in thousands):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2003
Revenues	$39,998	$42,018	$44,972	$44,664
Income before interest income (expense)	9,201	9,084	9,457	8,448
Income from discontinued operations	1,982	(27)	(3)	(80)
Net income (loss)	286	(2,230)	(2,286)	(3,068)
Distributions to preferred shareholders	76	75	76	76
Net income (loss) available to common shareholders	210	(2,305)	(2,362)	(3,144)
Basic and diluted earnings per common share-continuing operations	(0.04)	(0.04)	(0.04)	(0.06)
Basic and diluted earnings per common share-discontinued operations	0.04	—	—	—
Basic and diluted earnings per common share	—	(0.04)	(0.04)	(0.06)
Distributions per common share	0.28	0.20	0.20	0.20
2002
Revenues	$39,967	$40,743	$39,755	$39,401
Income before interest income (expense)	12,148	12,024	8,265	8,661
Income from discontinued operations	209	156	122	252
Net income (loss)	2,284	1,772	(2,184)	(1,652)
Distributions to preferred shareholders	76	76	76	75
Net income (loss) available to common shareholders	2,208	1,696	(2,260)	(1,727)
Basic and diluted earnings per common share-continuing operations	0.04	0.03	(0.05)	(0.04)
Basic and diluted earnings per common share-discontinued operations	0.01	0.01	—	—
Basic and diluted earnings per common share	0.05	0.04	(0.05)	(0.04)
Distributions per common share	0.28	0.28	0.28	0.28

Note 12 Industry Segments

     The company owns and operates multifamily apartment communities throughout the southern regions of the United States that generate rental and other property related income through the leasing of apartment homes to a diverse base of tenants. The company separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities has similar economic characteristics, facilities, services, and tenants, the apartment communities have been aggregated into a single apartment communities segment. All segment disclosure is included in or can be derived from the company’s consolidated financial statements.